Exhibit 99.1

Investor Relations Contact: Steve Belgrad, 303-394-7706 Media Contacts: Jane Ingalls, 303-394-7311 Blair Johnson, 720-210-1439	February 4, 2004

JANUS CAPITAL GROUP ANNOUNCES FOURTH QUARTER
AND YEAR-END 2003 RESULTS

Improved Fund Performance, Strengthened Balance Sheet and Diversified Product Line
Mark Accomplishments in First Year as a Public Company

DENVER – Janus Capital Group Inc. (NYSE: JNS) today reported fourth quarter net income of $812.9 million, or $3.52 per diluted share. The fourth quarter 2003 results include the financial impact of the exchange transaction with DST Systems, Inc. (DST) of $807.7 million, a charge of $62.8 million to account for costs related to the investigation into mutual fund trading, a write-down of certain intangible assets of $9.3 million, and an after-tax gain from discontinued operations of $1.7 million.

Janus management analyzes historical results after adjusting for certain items that are not ongoing or are non-operational in nature. The company believes the exclusion of these items is useful to both management and investors as it provides a more comparable basis for the evaluation of Janus’ operating results and financial performance over time. See reconciliation of such items on page 6 of this release. Excluding the previously mentioned items, fourth quarter adjusted net income totaled $54.5 million, or $0.23 per diluted share, compared with fourth quarter 2002 net income of $45.1 million, or $0.20 per diluted share. Adjusted operating income increased to $96.0 million during the fourth quarter of 2003 compared with $77.1 million in the fourth quarter of 2002. The increase in adjusted operating and net income resulted from higher average assets under management and flat operating expenses.

For the full year 2003, net income totaled $949.9 million, or $4.14 per diluted share. The 2003 results include a charge of $71.8 million relating to the mutual fund investigation, final restructuring costs and intangible asset write-downs of $11.9 million, an $807.7 million gain from the DST exchange transaction, and an after-tax loss of $5.9 million from discontinued operations. For the full year 2002, net income totaled $84.7 million, or $0.38 per diluted share, which included a charge of $59.4 million relating to the corporate restructuring, a deferred income tax charge relating to DST shares of $107.8 million, and an after-tax loss of $9.8 million from discontinued operations.

Excluding these items, adjusted net income for 2003 totaled $206.6 million, or $0.91 per diluted share, compared with adjusted net income of $239.4 million, or $1.08 per diluted share, for the same period in 2002. Adjusted operating income totaled $328.3 million for the full year 2003, a decrease of $40.1 million from 2002.

“We’re encouraged that our assets and revenues stabilized during the last half of 2003 as market conditions and fund performance improved,” said Janus CEO Mark Whiston. “We’re also pleased that we made significant progress in addressing our 2003 strategic priorities. We streamlined our corporate structure, strengthened our balance sheet and introduced several value and risk-managed products from our subsidiaries and partners.

“Although some of our accomplishments have been overshadowed by regulatory issues,” Whiston said, “the fact is we’re delivering strong fund performance and taking significant steps to restore Janus’ reputation as a firm committed to putting its shareholders first.”

Fourth Quarter 2003 Developments
 Mutual Fund Investigation
 On December 19, 2003, the Independent Trustees of the domestic Janus funds and Janus announced the company’s intention to make a restoration payment of approximately $31.5 million related to the discretionary frequent trading arrangements, $6.0 million of which was accrued for in the third quarter. The fourth quarter charge of $62.8 million includes the remaining $25.5 million in restoration costs and an additional $37.3 million charge, which includes the company’s current estimate of the costs of the regulatory investigations, current period legal fees and shareholder communications. Since Janus has not yet resolved the regulatory investigations, the company cannot state that the above-mentioned charge will be sufficient to cover the ultimate cost. In contrast to the regulatory issues, Janus has not recorded any liability for civil actions because an estimate of this potential contingency cannot be determined.

DST Systems, Inc.
 On December 1, 2003, Janus completed the previously announced share exchange with DST. Janus exchanged 32.3 million common shares of DST for Capital Group Partners, a corporation which includes a printing and graphics design business, with a value of $115.0 million and approximately $999.0 million in cash. The share disposition resulted in a $631.3 million book gain and a reversal of previously recorded income taxes of $176.4 million based on opinions of independent tax advisors that the transaction should qualify as a tax-free exchange under Section 355 of the Internal Revenue Code. This treatment remains subject to IRS review. Equity earnings in DST are no longer being recorded and Janus’ remaining DST ownership (approximately 9%) is recorded at market value. For the 11 months ended November 30, 2003 (prior to the exchange transaction), equity earnings from DST totaled $64.5 million, or $0.17 per diluted share.

Write-down of Intangible Assets
 In the fourth quarter 2003, a write-down of certain intangible assets totaling $9.3 million was recorded, primarily associated with the termination of Bay Isle’s subadvised contract with the Undiscovered Managers REIT Fund (which was sold to an unrelated third party), combined with the loss of other smaller institutional accounts.

Financial Results – Fourth Quarter 2003 vs. Fourth Quarter 2002
 Fourth quarter 2003 average assets under management were $149.2 billion, compared with $141.5 billion for the comparable quarter in 2002, a 5.4% increase. The increase in average assets under management resulted in a 4.6% increase in asset management-related revenue, from $243.1 million to $254.2 million. Janus’ ownership of Capital Group Partners for the month of December generated the remaining $7.2 million of revenue recorded in the current quarter. Operating expenses in the fourth quarter of 2003 (excluding the $62.8 million investigation-related charge and the $9.3 million write-down of intangible assets) remained consistent at $165.4 million from $166.0 million in the fourth quarter 2002 due to the following factors:

•	Employee compensation and benefits increased $7.3 million, or 16.0%, principally due to the fourth quarter 2002 reversal of approximately $6.0 million of the annual incentive bonus accrual. Higher incentive-based compensation during the current quarter (from increased average assets under management and improved relative fund performance) was almost entirely offset by a decline in base salaries as a result of headcount reductions from the 2002 corporate restructuring.

•	Cost of printing and fulfillment of $6.5 million represents the total direct operating expenses of Capital Group Partners.

•	Offsetting these increases in operating expenses were reductions in restricted stock compensation ($6.4 million) from forfeitures, and lower marketing and distribution expenses ($4.3 million).

Financial Results – 2003 vs. 2002
 Average assets under management for 2003 totaled $144.1 billion compared with $162.8 billion for 2002, an 11.5% decrease. As a result, revenue declined 11.4% from $1,123.2 million to $994.7 million. Operating expenses in 2003, excluding charges related to the mutual fund investigation, corporate restructuring and intangible asset impairment, decreased $88.4 million from the same period in 2002. The decline was primarily due to lower employee compensation and benefits from reduced headcount and decreased marketing and distribution expenses due to the decrease in average assets and less firmwide advertising.

In the third quarter 2002, Janus announced a plan to reorganize its operations with the goal of eliminating redundant management teams, investment capabilities and infrastructure. As a result of this plan, Janus recorded a corporate restructuring charge of $59.4 million, which also included certain investment impairments. In the third quarter of 2003, the final estimate of the costs necessary to shut down the Berger and Stilwell offices and receive shareholder approval to merge the Berger Growth Funds with the comparable Janus funds was recorded, resulting in an additional charge of $2.6 million.

2004 Outlook
 Janus is anticipating certain events to occur in 2004 that may adversely affect our future earnings and operating margins. The items that we are monitoring closely include the elimination of soft dollar payments for third party products and services, the cost of hiring a Chief Investment Officer and expenses resulting from disclosed amendments to certain employment contracts. We are also expecting increases in compliance-related expenses and incentive-based compensation for portfolio management personnel, given the improving relative fund performance. Management intends to continue aggressively managing its expense base to contain the impact of these increases.

Personnel Changes
 Tom Early, Senior Vice President, General Counsel and a member of Janus’ Management Committee, has announced his intention to retire. To ensure a smooth transition of his responsibilities, Early is expected to remain as general counsel until at least mid-May 2004. Janus anticipates a charge of approximately $7.6 million, or $0.02 per share, during the first quarter of 2004, reflecting the cost of Early’s exercise of contractual rights in connection with his retirement.

“During the past six years, Tom has been a strong member of our management team and we appreciate his significant contributions to Janus,” Whiston said.

Fourth-Quarter and 2003 Year-end Results

Janus Capital Group will discuss its results during a conference call February 4 at 11 a.m. Eastern Standard Time. The call-in number will be 877-301-7574. (Anyone outside the U.S. or Canada should call 706-643-3623.) The slides are available in the Investor Relations section of the Janus Capital Group Web site (www.janus.com). For those unable to join the conference call at the scheduled time, a replay will be available on www.janus.com.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), Bay Isle Financial LLC and Capital Group Partners. Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC and approximately 9% of DST Systems, Inc.

###

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2002, on file with the Securities and Exchange Commission (Commission file no. 001-15253). Janus will not update any forward-looking statement made in this press release to reflect future events or developments.

Call 1-800-525-3713 or visit janus.com for a prospectus containing more information, including charges, risks and expenses. Read the prospectus carefully before you invest or send money.

Past performance is no guarantee of future results.

JANUS CAPITAL GROUP INC.
Non-GAAP Reconciliation
(dollars in millions, except per share data)

Janus management analyzes historical results adjusted for certain items that are not ongoing or are non-operational in nature. Management believes the exclusion of these items is useful to investors because it provides a more comparable basis for evaluating the operating results and performance of the company. Internally, these adjusted results are used to evaluate the performance of the Company.

	Three Months Ended

	December 31, 2003			December 31, 2002

	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

As Reported	$23.9	$812.9	$3.52	$77.1	$45.0	$0.20
Adjustments
Discontinued operations	—	(1.7)	(0.01)	—	0.1	—
Mutual fund investigation	62.8	44.1	0.19	—	—	—
Restructuring and impairments	9.3	6.9	0.03	—	—	—
Gain on DST exchange (including income taxes)	—	(807.7)	(3.50)	—	—	—

Adjusted	$96.0	$54.5	$0.23	$77.1	$45.1	$0.20

	Year Ended

	December 31, 2003			December 31, 2002

	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

As Reported	$244.6	$949.9	$4.14	$309.0	$84.7	$0.38
Adjustments
Discontinued operations	—	5.9	0.03	—	9.8	0.05
Mutual fund investigation	71.8	49.7	0.21	—	—	—
Restructuring and impairments	11.9	8.8	0.04	59.4	37.1	0.17
Gain on DST exchange (including income taxes)		(807.7)	(3.51)	—	—	—
Deferred income taxes for DST	—	—	—	—	107.8	0.48

Adjusted	$328.3	$206.6	$0.91	$368.4	$239.4	$1.08

JANUS CAPITAL GROUP INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share data)

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues:
Investment management fees	$203.4	$203.0	$195.0	$781.5	$917.7
Shareowner servicing fees and other	50.8	53.6	48.1	206.0	205.5
Printing and fulfillment	7.2	—	—	7.2	—

Total	261.4	256.6	243.1	994.7	1,123.2

Operating expenses:
Employee compensation and benefits	53.0	56.7	45.7	227.3	241.6
Restricted stock compensation	18.1	18.6	24.5	78.7	99.2
Marketing and distribution	40.1	41.1	44.4	164.7	216.2
Depreciation and amortization	16.3	16.5	17.9	67.6	71.0
General, administrative and occupancy	31.4	31.8	33.5	121.6	126.8
Cost of printing and fulfillment	6.5	—	—	6.5	—
Restructuring and impairments	9.3	2.6	—	11.9	59.4
Provision for mutual fund investigation	62.8	9.0	—	71.8	—

Total	237.5	176.3	166.0	750.1	814.2

Operating Income	23.9	80.3	77.1	244.6	309.0
Equity in earnings of unconsolidated affiliates	12.5	19.5	15.0	67.8	69.1
Gain on DST exchange	631.3	—	—	631.3	—
Interest expense	(15.0)	(14.8)	(16.6)	(60.5)	(57.5)
Other, net	4.1	3.1	1.6	11.4	8.7

Income before taxes and minority interest	656.8	88.1	77.1	894.6	329.3
Income tax provision (benefit)	(155.9)	32.1	30.4	(65.4)	231.8
Minority interest in consolidated earnings	1.5	1.1	1.6	4.2	3.0

Income from continuing operations	811.2	54.9	45.1	955.8	94.5

Loss from operations of Nelson	—	(0.1)	(0.1)	(3.7)	(9.8)
Gain (loss) on disposal of Nelson	1.7	(3.9)	—	(2.2)	—

Gain (loss) from discontinued operations	1.7	(4.0)	(0.1)	(5.9)	(9.8)

Net income	$812.9	$50.9	$45.0	$949.9	$84.7

Basic earnings per share
Weighted average common shares outstanding (in millions)	229.3	229.2	222.5	227.8	222.4
Income from continuing operations	$3.54	$0.24	$0.20	$4.20	$0.43
Gain (loss) from discontinuing operations	0.01	(0.02)	—	(0.03)	(0.05)

Net income	$3.55	$0.22	$0.20	$4.17	$0.38

Diluted earnings per share
Weighted average diluted common shares outstanding (in millions)	231.0	231.7	223.8	229.5	224.2
Income from continuing operations	$3.51	$0.24	$0.20	$4.17	$0.43
Gain (loss) from discontinuing operations	0.01	(0.02)	—	(0.03)	(0.05)

Net income	$3.52	$0.22	$0.20	$4.14	$0.38

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(dollars in millions)

	Three Months Ended			Year Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Cash provided by (used in)
Operating activities	$92.0	$109.6	$63.3	$260.2	$280.7
Investing activities	1,007.9	(30.0)	26.5	837.1	(71.2)
Financing activities	(0.2)	(10.4)	(20.0)	(27.0)	(287.2)

Net change during period	$1,099.7	$69.2	$69.8	$1,070.3	$(77.7)

JANUS CAPITAL GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	December 31,	December 31,
	2003	2002

Assets
Cash and cash equivalents	$1,222.8	$152.5
Other current assets	243.4	217.8
Investments and other assets	386.2	517.5
Property and equipment, net	58.7	65.7
Intangibles and goodwill, net	2,421.1	2,368.2

Total Assets	$4,332.2	$3,321.7

Liabilities and Stockholders’ Equity
Debt	$852.6	$856.0
Other liabilities	254.1	228.6
Deferred income taxes	564.3	729.1
Stockholders’ equity	2,661.2	1,508.0

Total Liabilities and Stockholders’ Equity	$4,332.2	$3,321.7

AVERAGE MANAGED ASSETS BY DISTRIBUTION SEGMENT
(dollars in billions)

	Three Months Ended

	December 31,	September 30,	December 31,
	2003	2003	2002

TPA/Adviser-assisted	$73.6	$76.3	$73.9
Direct no-load	37.4	37.3	37.7
Offshore/International	6.0	6.0	4.8
Private/Subadvised	32.2	29.6	25.1

Total average assets	$149.2	$149.2	$141.5

ASSETS UNDER MANAGEMENT BY MANAGER
(dollars in billions)

	December 31,	September 30,	December 31,
	2003	2003	2002

Janus Capital Management LLC	$128.8	$128.2	$125.0
Bay Isle Financial LLC	1.2	1.2	1.1
Enhanced Investment Technologies, LLC	14.3	11.1	7.3
Perkins, Wolf, McDonnell and Company	7.2	6.0	5.0

Total assets	$151.5	$146.5	$138.4

JANUS CAPITAL GROUP INC.
ASSET FLOWS BY INVESTMENT DISCIPLINE
(dollars in billions)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Growth Equity
Beginning of period assets	$83.6	$85.7	$81.5	$140.3
Dispositions	(1.5)	—	(1.5)	—
Sales	2.9	7.2	20.5	33.2
Redemptions	(10.0)	(13.0)	(36.8)	(54.2)

Net sales (redemptions)	(7.1)	(5.8)	(16.3)	(21.0)
Market appreciation (depreciation)	9.9	1.6	21.2	(37.8)

End of period assets	$84.9	$81.5	$84.9	$81.5

Mathematical / Quantitative
Beginning of period assets	$11.1	$5.8	$7.3	$—
Acquisitions	—	—	—	6.0
Sales	2.0	1.3	5.3	2.7
Redemptions	(0.2)	(0.1)	(0.9)	(0.3)

Net sales (redemptions)	1.8	1.2	4.4	2.4
Market appreciation (depreciation)	1.4	0.3	2.6	(1.1)

End of period assets	$14.3	$7.3	$14.3	$7.3

Fixed Income
Beginning of period assets	$8.0	$6.0	$6.8	$4.4
Sales	0.5	1.4	4.8	4.4
Redemptions	(1.4)	(1.1)	(5.1)	(3.0)

Net sales (redemptions)	(0.9)	0.3	(0.3)	1.4
Market appreciation (depreciation)	0.2	0.5	0.8	1.0

End of period assets	$7.3	$6.8	$7.3	$6.8

Core / Blend
Beginning of period assets	$20.5	$18.4	$18.9	$22.4
Sales	0.7	1.1	4.2	5.7
Redemptions	(2.4)	(1.5)	(6.4)	(6.6)

Net sales (redemptions)	(1.7)	(0.4)	(2.2)	(0.9)
Market appreciation (depreciation)	2.0	0.9	4.1	(2.6)

End of period assets	$20.8	$18.9	$20.8	$18.9

Value
Beginning of period assets	$7.3	$6.0	$6.4	$6.3
Sales	0.8	0.8	2.4	4.5
Redemptions	(0.8)	(0.5)	(2.4)	(2.5)

Net sales (redemptions)	—	0.3	—	2.0
Market appreciation (depreciation)	1.1	0.1	2.0	(1.9)

End of period assets	$8.4	$6.4	$8.4	$6.4

Money Market
Beginning of period assets	$16.0	$17.9	$17.5	$19.1
Sales	30.2	60.2	171.3	315.9
Redemptions	(30.4)	(60.7)	(173.1)	(318.1)

Net sales (redemptions)	(0.2)	(0.5)	(1.8)	(2.2)
Market appreciation (depreciation)	—	0.1	0.1	0.6

End of period assets	$15.8	$17.5	$15.8	$17.5

Complex-Wide
Beginning of period assets	$146.5	$139.8	$138.4	$192.5
Acquisitions	—	—	—	6.0
Dispositions	(1.5)	—	(1.5)	—
Sales	37.1	72.0	208.5	366.4
Redemptions	(45.2)	(76.9)	(224.7)	(384.7)

Net sales (redemptions)	(8.1)	(4.9)	(16.2)	(18.3)
Market appreciation (depreciation)	14.6	3.5	30.8	(41.8)

End of period assets	$151.5	$138.4	$151.5	$138.4

AVERAGE ANNUAL TOTAL RETURNS (%)1 ENDING DECEMBER 31, 2003

	ONE	FIVE	TEN	SINCE
Janus Retail Funds	YEAR	YEARS	YEARS	INCEPTION
Growth (Inception Date)
Janus Fund (2/70)	31.71	(2.47)	8.70	14.40
Janus Enterprise Fund[5] (9/92)	35.82	(2.04)	7.54	10.51
Janus Growth and Income Fund[23] (5/91)	24.65	2.33	12.79	13.83
Janus Mercury Fund[5,13] (5/93)	32.11	(0.03)	12.36	13.46
Janus Olympus Fund[13] (12/95)	31.65	0.15	—	11.78
Janus Orion Fund[5] (6/00)	43.81	—	—	(13.33)
Janus Twenty Fund[2,22] (4/85)	25.31	(5.56)	10.62	13.16
Janus Venture Fund[2,3,5,13] (4/85)	55.75	5.43	10.04	13.70
International/Global (Inception Date)
Janus Global Life Sciences Fund[4] (12/98)	27.44	9.39	—	9.39
Janus Global Opportunities Fund[4,5,14,20] (6/01)	38.41	—	—	9.26
Janus Global Technology Fund[4,5] (12/98)	47.14	1.52	—	1.52
Janus International Equity Fund[4,17,18,19] (7/90)	30.58	(0.43)	3.82	5.44
Janus Overseas Fund[4,21] (5/94)	36.79	3.94	—	10.52
Janus Worldwide Fund[4] (5/91)	24.23	(0.64)	8.90	11.75
Core (Inception Date)
Janus Balanced Fund (9/92)	13.74	4.05	11.09	11.86
Janus Core Equity Fund (6/96)	23.27	2.70	—	12.51
Janus Risk-Managed Stock Fund[4,6,12] (2/03)	—	—	—	31.67
Janus Special Equity Fund[5,13] (2/00)	53.26	—	—	2.81
Value (Inception Date)
Janus Mid Cap Value Fund — Investor Shares[15] (8/98)	39.33	17.70	—	19.28
Janus Mid Cap Value Fund — Institutional Shares[2,15] (8/98)	39.77	17.81	—	19.38
Janus Small Cap Value Fund — Investor Shares[2,16] (10/87)	36.78	14.98	16.74	14.98
Janus Small Cap Value Fund — Institutional Shares[2,16] (10/87)	37.18	15.32	17.00	15.14
Janus US Value Fund[17,18] (3/90)	24.35	7.72	14.13	13.55
Income (Inception Date)
Janus Federal Tax-Exempt Fund[7,8,9] (5/93)	3.76	4.04	4.58	5.02
Janus Flexible Income Fund[9,10] (7/87)	6.37	5.73	7.25	8.27
Janus High-Yield Fund[4,9,10,24] (12/95)	16.04	6.13	—	8.67
Janus Short-Term Bond Fund[7,9] (9/92)	3.91	4.98	5.26	5.22
Money Market (Inception Date)
Janus Money Market Fund[11] (2/95)	0.71	3.32	—	4.16
Janus Government Money Market Fund[11] (2/95)	0.65	3.24	—	4.07

1All figures unaudited. 2Closed to new investors. 3This Fund has been significantly impacted, either positively or negatively, by investing in initial public offerings (IPOs). 4Effective 3/1/04, this fund’s redemption fee, that may be imposed on shares held for 3 months or less, will be changing from 1% to 2% on shares purchased after that date. 5Returns have sustained significant gains and losses due to market volatility in the consumer discretionary sector. 6Adviser is currently waiving management fees for the Fund. Without such waivers total returns would have been lower. 7Adviser has agreed to waive a portion of the Fund’s expenses. Without such waivers, Janus Federal Tax-Exempt Fund and Janus Short-Term Bond Fund’s yields would have been 2.91% and 1.94%, respectively and total returns would have been lower. 8Income may be subject to state or local taxes and to a limited extent certain federal tax. Capital gains are subject to federal, state and local taxes. 9As of December 31, 2003, 30-day SEC Yield was 3.21% on Janus Federal Tax-Exempt Fund, 3.69% on Janus Flexible Income Fund, 6.44% on Janus High-Yield Fund and 2.27% on Janus Short-Term Bond Fund. 10Adviser has agreed to waive a portion of the Fund’s expenses if they exceed the designated cap. If during the periods shown, the Fund’s actual expenses exceeded the cap, its total return would have been lower. There were no waivers in effect for the most recent period presented. 11An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. The yield more closely reflects the current earnings of the Money Market Fund than the total return. 12A fund’s performance for very short time periods may not be indicative of future performance. 13Returns have sustained significant gains and losses due to market volatility in the information technology sector. 14Effective 12/5/03, Janus Global Value Fund changed its name to Janus Global Opportunities Fund. 15Returns shown for Janus Mid Cap Value Fund prior to 4/21/03 are those of Berger Mid Cap Value Fund. 16Returns shown for Janus Small Cap Value Fund prior to 4/21/03 are those of Berger Small Cap Value Fund. 17Returns shown for US Value Fund and International Equity Fund for periods prior to 10/13/03 are derived from the historical performance of Class A Shares of Vontobel US Value Fund and Vontobel International Equity Fund, respectively. Returns are restated to reflect the higher expected fees and expenses of US Value Fund and International Equity Fund. Janus Capital has contractually agreed to waive each Fund’s total operating expenses to the levels indicated in the prospectus until at least September 30, 2005. 18Vontobel Asset Management, Inc. is the subadviser to the US Value and International Equity Funds. 19Since inception returns reflect Vontobel International Equity Fund’s performance from July 6, 1990, when Vontobel Asset Management, Inc. became the Fund’s investment adviser. Previous periods during which the Fund was advised by other investment advisers are not shown. 20Returns have sustained significant gains and losses due to market volatility in the industrials sector. 21Returns have sustained significant gains and losses due to market volatility in the financials sector. 22Returns have sustained significant gains and losses due to market volatility in the healthcare sector. 23Effective 1/1/04, David Corkins is no longer the portfolio manager of Janus Growth and Income Fund, and Minyoung Sohn is now the Fund Manager. 24Effective 12/5/03, Michael Buchanan is no longer the portfolio manager of Janus High-Yield Fund, and Gibson Smith is now the Fund Manager.

AVERAGE ANNUAL TOTAL RETURNS (%)1 ENDING DECEMBER 31, 2003

	ONE	FIVE	TEN	SINCE
Janus Adviser Funds – I Shares	YEAR	YEARS	YEARS	INCEPTION
Growth (Inception Date of Predecessor Fund)
Capital Appreciation Fund[2] (5/97)	18.92	1.69	—	12.24
Growth Fund[2] (9/93)	30.18	(1.65)	8.94	8.92
Growth and Income Fund[15] (5/98)	23.94	4.98	—	7.70
Mid Cap Growth Fund[2,5] (9/93)	34.41	(2.29)	7.70	9.10
Risk-Managed Large Cap Growth Fund[2,3,16] (1/03)	—	—	—	25.00
International/Global (Inception Date of Predecessor Fund)
Foreign Stock Fund[2,4,5,6,16] (5/01)	30.66	—	—	4.56
International Equity Fund[7,8,16] (7/90)	30.47	(0.57)	3.68	5.31
International Growth Fund[2,9,16] (5/94)	34.78	4.07	—	10.48
Worldwide Fund[2,16] (9/93)	22.83	0.04	9.85	11.30
Core (Inception Date of Predecessor Fund)
Balanced Fund[2] (9/93)	14.01	4.58	11.34	11.60
Core Equity Fund[2] (5/97)	23.62	2.68	—	12.77
Risk-Managed Core Fund[2,10,16] (1/03)	—	—	—	24.67
Value (Inception Date of Predecessor Fund)
Mid Cap Value Fund[2] (12/02)	35.61	—	—	35.61
Small Company Value Fund[2,11,12] (3/03)	43.20	—	—	12.18
US Value Fund[7] (3/90)	24.26	7.58	13.98	13.42
Income (Inception Date of Predecessor Fund)
Flexible Income Fund[13] (9/93)	6.01	5.94	7.81	7.62
Money Market (Inception Date of Predecessor Fund)
Money Market Fund[14] (5/95)	0.44	2.99	—	3.56

Class I Shares of the Funds (except Foreign Stock, Mid Cap Value, Small Company Value, Risk-Managed Core, Risk-Managed Growth, US Value and International Equity Funds) commenced operations on August 1, 2000, after the reorganization of the Retirement Shares of Janus Aspen Portfolios into the Funds. The returns for the reorganized Funds reflect the performance of the Retirement Shares of Janus Aspen Portfolios prior to the reorganization. (The performance of the Retirement Shares prior to May 1, 1997 reflects the performance of a different class of Janus Aspen Portfolios, restated to reflect the fees and expenses of the Retirement Shares on May 1, 1997, ignoring any fee and expense limitations.)

1All figures unaudited. 2Janus Capital has contractually agreed to waive the Fund’s total operating expenses to the levels indicated in the prospectus until at least December 1, 2004. Without such waivers, yields and total returns would have been lower. 3Effective November 28, 2003, Janus Adviser Risk-Managed Large Cap Growth Fund changed its name to Janus Adviser Risk-Managed Growth Fund and eliminated its policy to invest at least 80% of its net assets in large capitalization securities. No change is anticipated in the fund’s day-to-day management as a result of the elimination of this policy. 4Effective November 28, 2003, Janus Adviser International Value Fund changed its name to Janus Adviser Foreign Stock Fund and adopted a policy to invest at least 80% of its net assets in foreign stocks, as defined in the prospectus. 5Returns have sustained significant gains and losses due to market volatility in the consumer discretionary sector. 6Returns have sustained significant gains and losses due to market volatility in the industrials sector. 7Returns shown for US Value Fund and International Equity Fund for periods prior to October 13, 2003 are derived from the historical performance of Class A Shares of Vontobel US Value Fund and Vontobel International Equity Fund, respectively. Returns are restated to reflect the higher expected fees and expenses of US Value Fund and International Equity Fund. Janus Capital has contractually agreed to waive the Funds’ total operating expenses by the amounts indicated in the prospectus until at least September 30, 2005. 8Since inception returns reflect Vontobel International Equity Fund’s performance from July 6, 1990, when Vontobel Asset Management, Inc. became the Fund’s investment adviser. Previous periods during which the Fund was advised by other investment advisers are not shown. 9Returns have sustained significant gains and losses due to market volatility in the financials sector. 10Effective November 28, 2003, Janus Adviser Risk-Managed Large Cap Core Fund changed its name to Janus Adviser Risk-Managed Core Fund and eliminated its policy to invest at least 80% of its net assets in large capitalization securities. No change is anticipated in the fund’s day-to-day management as a result of the elimination of this policy. 11Returns shown for Janus Adviser Small Company Value Fund – I Shares for periods prior to April 17, 2003 are derived from the historical performance of Berger Small Cap Value Fund II. 12Effective November 28, 2003, Janus Adviser Small Cap Value Fund changed its name to Janus Adviser Small Company Value Fund. 13As of December 31, 2003, 30-day SEC Yield was 3.32% for Flexible Income Fund. Janus Capital has contractually agreed to waive the Fund’s total operating expenses to the levels indicated in the prospectus until at least December 1, 2004. Without such waivers, Flexible Income Fund’s yield would have been 3.21%, and total return would have been lower. 14An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. The yield more closely reflects the current earnings of the Money Market Fund than the total return. 15Effective January 1, 2004, David Corkins is no longer the portfolio manager of Janus Adviser Growth and Income Fund, and Minyoung Sohn is now the Fund manager. 16Effective 3/1/04, this fund’s redemption fee, that may be imposed on shares held for 3 months or less, will be changing from 1% to 2% on shares purchased after that date.

AVERAGE ANNUAL TOTAL RETURNS (%)1 ENDING DECEMBER 31, 2003

	ONE	FIVE	TEN	SINCE
Janus Aspen Portfolios – Institutional Shares	YEAR	YEARS	YEARS	INCEPTION
Growth (Portfolio Inception)
Capital Appreciation Portfolio (5/97)	20.54	1.70	—	12.38
Growth Portfolio (9/93)	31.73	(2.16)	8.99	9.08
Growth and Income Portfolio[2] (5/98)	23.69	4.68	—	7.49
Mid Cap Growth Portfolio[3] (9/93)	35.10	(1.95)	8.17	9.68
International/Global (Portfolio Inception)
Global Life Sciences Portfolio (1/00)	26.23	—	—	(8.78)
Global Technology Portfolio[3] (1/00)	46.75	—	—	(22.73)
International Growth Portfolio[4] (5/94)	34.91	3.38	—	10.59
Worldwide Growth Portfolio (9/93)	23.99	(0.13)	10.07	11.65
Core (Portfolio Inception)
Balanced Portfolio (9/93)	14.05	4.73	11.69	12.09
Core Equity Portfolio (5/97)	23.10	2.94	—	13.13
Value (Portfolio Inception)
Mid Cap Value Portfolio[5] (12/02)	36.14	—	—	36.14
Income (Portfolio Inception)
Flexible Income Portfolio[6] (9/93)	6.39	6.45	8.37	8.19

1All figures unaudited. 2Effective January 1, 2004, David Corkins is no longer the portfolio manager of Janus Aspen Growth and Income Portfolio, and Minyoung Sohn is now the portfolio manager. 3Returns have sustained significant gains and losses due to market volatility in the consumer discretionary sector. 4Returns have sustained significant gains and losses due to market volatility in the financials sector. 5Returns shown for Janus Aspen Mid Cap Value Portfolio – Institutional Shares for periods prior to May 1, 2003 are derived from the historical performance of its Service Shares. 6As of December 31, 2003, 30-day SEC Yield was 3.85% for Flexible Income Portfolio. This material should not be shown or given to a current policy holder or prospective purchaser. The above returns do not represent actual returns since they do not include insurance charges. Incorporation of any of these figures into your printed material must be reviewed and approved by Janus.

Due to market volatility, current performance may be higher or lower than the figures shown. Call 1-800-525-1068 or visit janus.com for current performance and a prospectus containing more information, including charges, risks and expenses. Read the prospectus carefully before you invest or send money. Past performance is no guarantee of future results and investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Total return includes reinvestment of dividends and capital gains. A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies, or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information. Due to recent market volatility, certain funds may have an increased position in cash for temporary defensive purposes. All performance figures shown in this report are net of management fees. Due to recent market volatility, certain portfolios may have an increased position in cash for temporary defensive purposes. A portfolio’s performance for very short time periods may not be indicative of future performance.

Janus funds are distributed by Janus Distributors LLC. (2/04)